SUBADVISORY AGREEMENT

         SUBADVISORY AGREEMENT made as of the 1st day of May, 2001 by and between PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation with its principal place of business at 60 State Street, Boston, Massachusetts 02109 (the "Manager"), and PRUDENTIAL INVESTMENT MANAGEMENT, INC., a New Jersey corporation with its principal place of business at Gateway Center 2, McCarter Highway and Market Street, Newark, New Jersey 07102 ("Subadviser"). The Manager is a company belonging to the UniCredito Italiano banking group, Register of banking groups.

                               W I T N E S S E T H

         WHEREAS, pursuant to authority granted to the Manager by the Board of Trustees of the PIONEER BALANCED FUND (the "Fund") and pursuant to the provisions of the Management Contract dated as of October 24, 2000 between the Manager and the Fund (the "Management Contract"), the Manager has selected the Subadviser to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

         1. THE SUBADVISER'S SERVICES. (a) The Subadviser shall act as investment adviser with respect to such portion of the Fund's assets as the Manager designates from time to time. In such capacity, the Subadviser will, subject to the supervision of the Manager, manage the investment and reinvestment of the assets of the Fund, continuously review and analyze the investments in the Fund's portfolio and furnish reports to the Manager regarding such investments.

         In selecting the Fund's portfolio securities and performing the Subadviser's obligations hereunder, the Subadviser shall comply with the provisions of the Fund's Declaration of Trust and By-laws, the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's then current Prospectus and Statement of Additional Information. The Subadviser shall cause the Fund to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, for qualification as a regulated investment company. The Subadviser shall also comply with any policies, guidelines, procedures and instructions as the Manager may from time to time establish and deliver to the Subadviser. Notwithstanding the foregoing, the Subadviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Fund as the Manager may from time to time direct.

         (b) The Subadviser shall be responsible for voting proxies and acting on other corporate actions with respect to the securities held by the portion of the Fund's assets advised by the Subadviser.

         (c) The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Subadviser to supply to the Manager, the Fund or the Fund's Board of Trustees (the "Trustees") the information required to be supplied under this Agreement.

         (d) The Subadviser shall maintain separate books and detailed records of all matters pertaining to the portion of the Fund's assets advised by the Subadviser required by Rule 31a-1 under the 1940 Act relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed by Rule 31a-2 under the 1940 Act (the "Fund's Books and Records"). The Fund's Books and Records shall be available to the Manager at any time upon request and shall be available for telecopying without delay to the Manager during any day the Fund is open for business.

         (e) The Subadviser shall ensure that its Access Persons (as defined in the Subadviser's Code of Ethics) comply in all respects with the Subadviser's Code of Ethics, as in effect from time to time. Upon request, the Subadviser shall provide the Trustees with a (i) a copy of the Subadviser's current Code of Ethics and any and shall inform the Manager of any amendments thereto, and (ii) certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Subadviser's Code of Ethics.

         (f) The Subadviser shall inform the Manager and the Trustees on a current basis of changes in investment strategy or tactics or in key personnel. The Subadviser will make its officers and employees available to meet with the Trustees at least semiannually on due notice to review the investments of the Fund in light of current and prospective economic and market conditions.

         (g) From time to time as the Manager or the Trustees may reasonably request, the Subadviser shall furnish to the Manager and to each of the Trustees written reports on securities held by the portion of the Fund's assets advised by the Subadviser, all in such detail as the Manager or the Trustees may reasonably request.

         (h) It shall be the duty of the Subadviser to furnish to the Trustees such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Sections 8 and 9 hereof.

         2. ALLOCATION OF CHARGES AND EXPENSES. The Subadviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Subadviser shall not be responsible for the Fund's or the Manager's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities. Specifically, the Subadviser will not be responsible for expenses of the Fund or the Manager, as the case may be, including, but not limited to, the following: (i) charges and expenses for determining from time to time the value of the Fund's net assets and the keeping of its books and records and related overhead; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Fund; (iv) brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Fund and/or its shares with the Securities and Exchange Commission (the "Commission"), state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the Commission; (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Fund and the Trustees; (ix) distribution fees paid by the Fund in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; and (x) compensation and expenses of Trustees.

         3. BROKERAGE. The Subadviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with broker-dealers selected by the Subadviser. In executing portfolio transactions and selecting broker-dealers or futures commodity merchants, the Subadviser shall seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Subadviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer or futures commodity merchant, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer or futures commodity merchant to execute a particular transaction, the Subadviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Subadviser or an affiliate of the Subadviser exercises investment discretion. The Subadviser is authorized to pay a broker-dealer or futures commodity merchant which provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer or futures commodity merchant would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer or futures commodity merchant viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised. It is understood that Prudential Securities Incorporated may be used as broker for securities transactions, but that no formula has been adopted for allocation of the Fund's investment transaction business.

         On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable law and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the best execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

         4. INFORMATION SUPPLIED BY THE MANAGER. The Manager shall provide the Subadviser with the Fund's Declaration of Trust, By-laws, Prospectus and Statement of Additional Information, and instructions, as in effect, and as may be amended or supplemented from time to time; and the Subadviser shall have no responsibility for actions taken in reliance on any such documents.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Subadviser represents and warrants to the Manager that it is registered as an investment adviser under the Advisers Act and covenants that it will remain so registered for the duration of this Agreement.

         The Subadviser has reviewed the Registration Statement, and any amendments or supplements thereto, of the Fund as filed with the Commission and represents and warrants that with respect to disclosure about the Subadviser or information relating directly or indirectly to the Subadviser, such Registration Statement, amendment and/or supplement contains, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

         The Subadviser agrees to comply with the requirements of the 1940 Act and the Advisers Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder; with the provisions of the Registration Statement, as amended or supplemented, of the Fund, and with the policies and procedures approved by the Trustees and provided to the Subadviser.

         6. SUBADVISER'S COMPENSATION. The Manager shall pay to the Subadviser, as compensation for the Subadviser's services hereunder, a fee payable at the annual rate of 0.45% of the Fund's average daily net assets. The fee payable to the Subadviser shall be computed daily and paid monthly in arrears. The Fund shall have no responsibility for any fee payable to the Subadviser.

         The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for that portion of such month during which this Agreement is in effect.

         7. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed to be an agent of the Fund or of the Manager.

         8. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, in the event of (i) its assignment, including any change in control of the Manager or the Subadviser, or
(ii) in the event of the termination of the Management Contract; provided that such termination shall not relieve the Manager or the Subadviser of any liability incurred hereunder.

         The terms of this Agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that with regard to amendments of substance such amendment shall (unless such approval is not required pursuant to an exemptive order issued by the Commission) have been first approved by the affirmative vote of a majority of the outstanding voting securities of the Fund and also approved by the affirmative vote of a majority of Trustees of the Fund voting in person, including a majority of the Trustees who are not interested persons of the Fund, the Manager or the Subadviser, at a meeting called for the purpose of voting on such change.

         9. DURATION AND TERMINATION. (a) This Agreement shall become effective as of the date first above written and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 9(b) and unless terminated automatically as set forth in Section 8 hereof or until terminated as follows:

         (i) The Manager may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser;

         (ii) The Fund may cause this Agreement to terminate either (x) by vote of its Trustees or (y) by the affirmative vote of a majority of the outstanding voting securities of the Fund; and

         (iii) The Subadviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

         (b) This Agreement shall automatically terminate on December 31 of any year, beginning on December 31, 2002, in which its terms and renewal shall not have been approved by (i) a majority vote of the Trustees, including a majority vote of the Trustees who are not interested persons of the Fund, the Manager or the Subadviser, at a meeting called for the purpose of voting on such approval or (ii) the affirmative vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder.

         Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

         In the event of termination of this Agreement for any reason, the Subadviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Manager. In addition, the Subadviser shall deliver the Fund's Books and Records to the Manager by such means and in accordance with such schedule as the Manager shall direct and shall otherwise cooperate, as reasonably directed by the Manager, in the transition of portfolio asset management to any successor of the Subadviser, including the Manager.

         10.      CERTAIN DEFINITIONS.  For the purposes of this Agreement:
         (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" means the affirmative vote, at an annual or special meeting of shareholders of the Fund, duly called and held, (i) of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present (in person or by proxy), or
(ii) of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

         (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act.

         11. LIABILITY AND INDEMNIFICATION. The Subadviser will not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Subadviser, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm, or corporation shall have been selected, with due care and in good faith; but nothing herein contained will be construed to protect the Subadviser against any liability to the Manager, the Fund or its shareholders by reason of: (a) the Subadviser's causing the Fund to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Fund's prospectus or Statement of Additional Information or any written guidelines or instruction provided in writing by the Trustees or the Manager, (b) the Subadviser's causing the Fund to fail to satisfy the diversification or source of income requirements of Subchapter M of the Code, or (c) the Subadviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

         The Subadviser will indemnify and hold harmless the Manager, its affiliated persons and the Fund (collectively, the "Indemnified Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and attorneys fees incurred by any Indemnified Person to the extent resulting, in whole or in part, from any of the Subadviser's acts or omissions specified in (a), (b) or (c) above, any breach of any duty or warranty hereunder of the Subadviser or any inaccuracy of any representation of the Subadviser made hereunder, provided, however, that nothing herein contained will provide indemnity to any Indemnified Person for liability resulting from its own willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of such duties.

         The Manager shall indemnify and hold harmless the Subadviser to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and attorneys fees incurred by the Subadviser to the extent resulting, in whole or in part, from (x) the Manager's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement and (y) any breach of any duty or warranty hereunder of the Manager or any inaccuracy of any representation of the Manager made hereunder, provided, however, that nothing herein contained will provide indemnity to the Subadviser for liability resulting from its own willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of such duties.

         Neither the Manager nor the Subadviser shall be obligated to make any indemnification payment in respect of any settlement as to which it has not been notified and consented, such consent not to be unreasonably withheld. Neither the Manager nor the Subadviser shall be liable for any special, consequential, punitive or indirect damages arising out of, or pursuant to or in connection with this agreement.

         12. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         13. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Fund's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the State of Delaware. The Fund's Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

         14. INSURANCE. The Subadviser will maintain at all times insurance coverage for errors and omissions that is reasonable and customary in light of its duties hereunder.

         15. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of The Commonwealth of Massachusetts and the Subadviser consents to the jurisdiction of courts, both state or federal, in Boston, Massachusetts, with respect to any dispute under this Agreement.

         16. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

ATTEST:                    PIONEER INVESTMENT MANAGEMENT, INC.

                                    -------------------------------
                                    By:____________________________
                                    Name:
                                    Title:

ATTEST:                    PRUDENTIAL INVESTMENT MANAGEMENT, INC.

                                    --------------------------------
                                    By:
                                    Name:
                                    Title: